Exhibit 99.1

NEW FINANCIAL MANAGEMENT APPOINTMENTS

TORONTO, Dec 15, 2015 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that Andrew Elinesky has been promoted to Senior Vice President & Chief Financial Officer, and Andrew Iaboni has been promoted to Vice President, Finance.

“I’m delighted to announce these two key appointments. Andrew Elinesky and Andrew Iaboni bring a great deal of knowledge and experience about our current and future operations, a strong work ethic, and technical financial expertise necessary for these demanding finance positions,” said Rob McEwen, Chairman and Chief Owner.

Mr. Elinesky currently serves as Vice President, Argentina with responsibility for administrative and financial oversight of the San José Mine, as well as exploration and development of our other Argentine assets. Mr. Elinesky holds CPA, CGA and FCCA (UK) designations and received a Bachelor of Science degree in Applied Accounting from Oxford Brookes University.  He has worked in progressively senior roles within McEwen Mining as Accounting Manager for US Gold Inc. from 2008 to 2010 and then Corporate Controller for Minera Andes Inc. from 2010 to 2012 prior to the merger of those companies to form McEwen Mining in 2012.  Prior to working for the Company and its predecessors, Mr. Elinesky worked in the United Kingdom for various multi-national companies including MCI WorldCom, Penspen Ltd., HJ Heinz Ltd and SafetyKleen UK Ltd.

Mr. Iaboni has been a part of the McEwen Mining team since 2010, taking on progressively more senior roles, and since 2013 has been serving as Corporate Controller. Mr. Iaboni started his professional career with Ernst & Young LLP in 2004, followed by serving as the Finance Manager for Central Sun Mining between 2007 and 2009, before joining McEwen Mining. Mr. Iaboni holds a CPA, CA designation and graduated with distinction from the University of Toronto with a Bachelor of Commerce degree.

ABOUT MCEWEN MINING (www.mcewenmining.com)

McEwen Mining has an ambitious goal of qualifying for inclusion in the S&P 500 index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has total of 300 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future

McEwen Mining Inc.

events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, the risk of delisting from a public exchange and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining

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